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                                                                     Exhibit 4.3

                            CERTIFICATE OF TRUST OF
                     AMERICAN COIN MERCHANDISING TRUST III


                  THIS Certificate of Trust of American Coin Merchandising Trust III (the"Trust"), is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Jerome M. Lapin and W. John Cash as trustees, to form a business trust under the Delaware Business Trust Act
(12 Del.C. Section 3801 et seq.).

                  1. Name. The name of the business trust formed by this Certificate of Trust is American Coin Merchandising Trust III.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                                    WILMINGTON TRUST COMPANY,
                                                    as trustee


                                                    By: /s/ Norma P. Closs
                                                        ------------------------
                                                    Name:    Norma P. Closs
                                                    Title:   Vice President



                                                    as trustees


                                                    /s/ Jerome M. Lapin
                                                    ---------------------------
                                                    Name:   Jerome M. Lapin


                                                    /s/ W. John Cash
                                                    ---------------------------
                                                    Name:   W. John Cash